Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Hillsdale Investment Management Inc.

As of December 4, 2018, as amended March 25 2020

SEI INSTITUTIONAL MANAGED TRUST

Small Cap Fund

Tax-Managed Small/Mid Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation	Hillsdale Investment Management Inc.

By:	By:
/s/Stephen MacRae	/s/Christopher Guthrie

Name:	Name:
Stephen MacRae	Christopher Guthrie

Title:	Title:
Vice President	President & CEO

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Hillsdale Investment Management Inc.

As of December 4, 2018, as amended March 25 2020

Pursuant to Paragraph 5, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Tax-Managed Small/Mid Cap Fund	[REDACTED]
Small Cap Fund	[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation Hillsdale Investment Management Inc.

By:	By:
/s/Stephen MacRae	/s/Christopher Guthrie

Name:	Name:
Stephen MacRae	Christopher Guthrie

Title:	Title:
Vice President	President & CEO